Exhibit 8.1

List of Significant Consolidated Entities of Noah Holdings Limited*

Name	Jurisdiction of Incorporation	Relationship with us
Shanghai Noah Investment (Group) Co., Ltd. (1)	China	Wholly owned subsidiary
Noah Upright (Shanghai) Fund Investment Consulting Co., Ltd.	China	Wholly owned subsidiary
Shanghai Noah Financial Services Corp. (2)	China	Wholly owned subsidiary
Kunshan Noah Xingguang Investment Management Co., Ltd.	China	Wholly owned subsidiary
Noah Holdings (Hong Kong) Limited	Hong Kong	Wholly owned subsidiary
Shanghai Rongyao Information Technology Co., Ltd.	China	Wholly owned subsidiary
Zigong Noah Financial Service Co., Ltd.	China	Wholly owned subsidiary
Noah Financial Express (Wuhu) Microfinance Co., Ltd.	China	Wholly owned subsidiary
Shanghai Noah Chuangying Enterprise Management Co., Ltd.	China	Wholly owned subsidiary
Shanghai Noah Yijie Finance Technology Co., Ltd	China	Majority owned subsidiary
Noah Commercial Factoring Co., Ltd.	China	Majority owned subsidiary
Noah (Shanghai) Financial Leasing Co., Ltd	China	Wholly owned subsidiary
Noah Holdings International Limited	Hong Kong	Wholly owned subsidiary
Kunshan Noah Group Investment Management Co., Ltd.	China	Wholly owned subsidiary
Noah Insurance (Hong Kong) Limited	Hong Kong	Wholly owned subsidiary
Gopher Holdings (Hong Kong) Limited	Hong Kong	Wholly owned subsidiary
Gopher International Investment Management (Shanghai) Limited	China	Wholly owned subsidiary
Shanghai Noah Investment Management Co., Ltd.	China	Consolidated affiliated entity
Shanghai Noah Rongyao Insurance Broker Co., Ltd.	China	Consolidated affiliated entity
Gopher Asset Management Co., Ltd. (3)	China	Consolidated affiliated entity
Wuhu Gopher Asset Management Co., Ltd.	China	Consolidated affiliated entity
Gopher Nuobao (Shanghai) Asset Management Co., Ltd.	China	Consolidated affiliated entity

(1)	Formerly known as Shanghai Noah Rongyao Investment Consulting Co., Ltd.
(2)	Formerly known as Shanghai Noah Yuanzheng Investment Consulting Co., Ltd., and subsequently as Shanghai Noah Financial Services Co., Ltd.
(3)	Previously translated as “Tianjin Gefei Asset Management Co., Ltd.”
*	Other consolidated entities of Noah Holdings Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.